EXHIBIT 23.1





                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated February 5, 1996, which appears on page 41 of the Annual Report to Shareholders of Praxair, Inc., which is incorporated by reference in Praxair Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP

Stamford, Connecticut
February 6, 1997